Exhibit 10.5

AMENDMENT NO. 2 TO THE
CENTURY ALUMINUM COMPANY AMENDED AND RESTATED
SUPPLEMENTAL RETIREMENT INCOME BENEFIT PLAN
(As Amended and Restated Effective June 22, 2009)

WHEREAS, Century Aluminum Company (the "Company") adopted and maintains the Century Aluminum Company Amended and Restated Supplemental Retirement Income Benefit Plan, as amended and restated effective June 22, 2009 and has amended it once since then by Amendment No. 1 dated February 22, 2010 (the "Plan");

WHEREAS, the Company, with the approval of the Compensation Committee of the Company, is authorized to amend the Plan under Section 13(a) of the Plan; and

WHEREAS, the Company, with the approval of the Compensation Committee, desires to change the definition of Change in Control on Appendix A of the Plan to be consistent with the definition now in use for other executive compensation purposes.

NOW, THEREFORE, Appendix A to the Plan is hereby amended to read in its entirety as follows, effective on the date this Amendment is executed:

APPENDIX A
TO THE CENTURY ALUMINUM COMPANY
AMENDED AND RESTATED
SUPPLEMENTAL RETIREMENT INCOME BENEFIT PLAN

A "Change in Control" of the Century Aluminum Company (the "Company") shall be deemed to have occurred if, as the result of a single transaction or a series of transactions, the event set forth in any one of the following paragraphs shall have occurred:

(a)
any Person (other than a Permitted Person or Glencore Xtrata plc or any of its subsidiaries, affiliates, successors or assigns (collectively, "Glencore")) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;

(b)	Glencore becomes the Beneficial Owner, directly or indirectly, of all of the issued and outstanding voting securities of the Company;

(c)
Incumbent Directors at the beginning of any twelve- (12) month period cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the June 24, 2014; (B) are appointed by or on behalf of Glencore; or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority vote of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened election contest by any Person, including but not limited to a consent solicitation, relating to the election of directors to the Board); or

(d)	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

(e)
the consummation of (A) a reorganization, merger or consolidation, or sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries to any Person or (B) the acquisition of assets or stock of another Person in exchange for voting securities of the Company (each of (A) and (B) a "Business Combination"), in each case, other than a Business Combination (x) with a Permitted Person or (y) pursuant to which, at least fifty percent (50%) of the combined voting power of the voting securities of the entity resulting from such Business Combination are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; provided that, any Business Combination with Glencore shall not constitute a Change in Control, unless, as a result of such Business Combination, Glencore, individually or as a "group" (as defined in Rule 13d of the Securities Exchange Act of 1934, as amended) (X) owns, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries or (Y) Beneficially Owns, directly or indirectly, of all of the issued and outstanding voting securities of the Company.

For purposed of the above definition, the following terms shall have the meanings indicated below:
"Beneficial Owner" or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (the entities identified in clauses (i)-(iv), the "Permitted Persons" and each a "Permitted Person").

IN WITNESS WHEREOF, an authorized officer of the Company has caused this Amendment No. 2 to the Plan to be executed this 23 day of June, 2014.

CENTURY ALUMINUM COMPANY
RETIREMENT COMMITTEE

By:    /s/ Rick T. Dillon

Title:    Chairman

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